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                     SHOPKO STORES, INC. AND SUBSIDIARIES
              EXHIBIT 11 - COMPUTATION OF EARNINGS PER COMMON AND
                            COMMON EQUIVALENT SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                          FIRST HALF AS OF           FISCAL YEARS ENDED
                                       =======================================================
                                       AUGUST 1,     AUGUST 2,     JANUARY 31,   FEBRUARY 1,
                                         1998          1997          1998          1997
                                       (26 WEEKS)    (26 WEEKS)    (52 WEEKS)     (52 WEEKS)
                                      =======================================================
BASIC:
Net earnings                         $     8,051   $     8,071   $    49,382   $    45,669
                                       ==========    ==========    ==========    ==========

Weighted average number of
  outstanding common shares               25,968        31,079        28,398        32,090
                                       ==========    ==========    ==========    ==========

Net earnings per common
  share - basic (1)                  $      0.31   $      0.26   $      1.74   $      1.42
                                       ==========    ==========    ==========    ==========


DILUTED:
Net earnings                         $     8,051   $     8,071   $    49,382   $    45,669
                                       ==========    ==========    ==========    ==========


Weighted average number of
  outstanding common shares               25,968        31,079        28,398        32,090

Number of common shares
  issuable assuming exercise
  of stock options                           518           548           377           473
                                       ----------    ----------    ----------    ----------


Weighted average number of
  outstanding common and
  common equivalent shares -
  assuming full dilution                  26,486        31,627        28,775        32,563
                                       ==========    ==========    ==========    ==========

Net earnings per common
  share - diluted (1)                $      0.30   $      0.26   $      1.72   $      1.40
                                       ==========    ==========    ==========    ==========


(1) Earnings per share are computed by dividing net earnings by the weighted average number of outstanding common and common equivalent shares.







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